UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Humana Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT
ANNUAL MEETING OF STOCKHOLDERS
IS SCHEDULED FOR APRIL 25, 2013
PLEASE INSTRUCT YOUR BANK OR BROKER TO VOTE TODAY!

Dear Sir / Madam:

According to our latest records, your bank or broker has not received your voting instructions for the important meeting of stockholders of Humana Inc. to be held on April 25, 2013.  Your vote is extremely important, regardless of the number of shares that you own.  Please instruct your bank or broker how to vote your shares today so the Company may avoid additional solicitation costs.

Please use one of the following methods to promptly provide voting instructions to your bank or broker:

1.
Instruct your bank/broker by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.
Instruct your bank/broker by Telephone:  Please use the telephone number printed on your Voter Instruction Form and have your 12-digit control number listed on the instruction form ready and follow the simple instructions.

3.	Instruct your bank/broker by Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.

For the reasons set forth in the definitive proxy statement dated March 4, 2013 your Board of Directors unanimously recommends that you vote “FOR” the election of directors, the ratification of the appointment of auditors and the approval of the advisory vote for executive compensation. In addition, your Board of Directors unanimously recommends that you vote “AGAINST” the stockholder proposal on political contributions. We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at (888) 628-1041.

Thank you for your cooperation and continued support.

Sincerely,

/s/ Joan O. Lenahan
Vice President and Corporate Secretary